Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO Callie A. Tomasso, Investor Relations (561) 627-7171

November 24, 2020
DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2021 THIRD QUARTER RESULTS

Palm Beach Gardens, Florida, November 24, 2020 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter and nine months ended October 24, 2020.

Third Quarter Fiscal 2021 Highlights

•Contract revenues of $810.3 million for the quarter ended October 24, 2020, compared to $884.1 million for the quarter ended October 26, 2019. Contract revenues decreased 9.4% on an organic basis after excluding $8.9 million in contract revenues from storm restoration services for the quarter ended October 24, 2020.

•Non-GAAP Adjusted EBITDA of $92.8 million, or 11.5% of contract revenues, for the quarter ended October 24, 2020, compared to $91.7 million, or 10.4% of contract revenues, for the quarter ended October 26, 2019.

•On a GAAP basis, net income was $33.9 million, or $1.05 per common share diluted, for the quarter ended October 24, 2020, compared to $24.2 million, or $0.76 per common share diluted, for the quarter ended October 26, 2019. Non-GAAP Adjusted Net Income was $34.4 million, or $1.06 per common share diluted, for the quarter ended October 24, 2020, compared to $28.1 million, or $0.88 per common share diluted for the quarter ended October 26, 2019.

•Notional net debt was reduced by $110.1 million during the quarter. As of October 24, 2020, the Company had cash and equivalents of $12.0 million, borrowings on its revolving line of credit of $85.0 million, $427.5 million of term loans outstanding and $58.3 million aggregate principal amount of 0.75% convertible senior notes due September 2021 (the “Notes”) outstanding.

Year-to-Date Fiscal 2021 Highlights

•Contract revenues of $2.449 billion for the nine months ended October 24, 2020, compared to $2.602 billion for the nine months ended October 26, 2019. Contract revenues for the nine months ended October 24, 2020 decreased 6.1% on an organic basis after excluding $8.9 million and $4.7 million in contract revenues from storm restoration services for the nine months ended October 24, 2020 and October 26, 2019, respectively.

•Non-GAAP Adjusted EBITDA of $265.3 million, or 10.8% of contract revenues, for the nine months ended October 24, 2020, compared to $254.6 million, or 9.8% of contract revenues, for the nine months ended October 26, 2019. Non-GAAP Adjusted EBITDA for the nine months ended October 26, 2019 excludes $11.0 million of income before taxes reflecting the net benefit of a contract modification.

•On a GAAP basis, net income was $38.5 million, or $1.20 per common share diluted, for the nine months ended October 24, 2020, compared to $68.4 million, or $2.15 per common share diluted, for the nine months ended October 26, 2019. Non-GAAP Adjusted Net Income was $83.7 million, or $2.61 per common share diluted, for the nine months ended October 24, 2020, compared to $72.4 million, or $2.28 per common share diluted, for the nine months ended October 26, 2019. Non-GAAP Adjusted Net Income for the nine months ended October 26, 2019 excludes net income of $7.3 million, or $0.23 per common share diluted, reflecting the after-tax net benefit of a contract modification.

Net income on a GAAP basis for the nine months ended October 24, 2020 includes a pre-tax goodwill impairment charge of

$53.3 million recognized during the first quarter for a reporting unit that generated revenue of less than 4% of Dycom’s consolidated revenue and did not incur losses in fiscal 2020.

•During the nine months ended October 24, 2020, the Company purchased $401.7 million aggregate principal amount of Notes for $371.4 million, including interest and fees. As a result, net income on a GAAP basis for the nine months ended October 24, 2020 includes a pre-tax gain of approximately $12.0 million.

Outlook

For the quarter ending January 30, 2021 (which includes an additional week of operations as a result of the Company’s 52/53 week fiscal year), the Company expects modestly lower contract revenues with margins that range from in-line to modestly higher, as compared to the quarter ended January 25, 2020. The Company believes the impact of the COVID-19 pandemic on its operating results, cash flows and financial condition is uncertain, unpredictable and could affect its ability to achieve these expected financial results.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2021 third quarter results on Tuesday, November 24, 2020 at 9:00 a.m. Eastern time. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. Parties interested in participating via telephone should dial (833) 519-1313 (United States) or (914) 800-3879 (International) with the conference ID 1388665, ten minutes before the conference call begins. For those who cannot participate at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com until Thursday, December 24, 2020.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These
statements include those related to the outlook for the quarter ending January 30, 2021 found under the “Outlook” section of this release. These statements are subject to change. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the projected impact of COVID-19 on the Company’s business operating results, cash flows and/or financial condition and the impacts of the measures the Company has taken in response to COVID-19, the Company’s ability to effectively execute its business and capital plans, business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 24, 2020	January 25, 2020
ASSETS
Current assets:
Cash and equivalents	$12,036	$54,560
Accounts receivable, net	938,941	817,245
Contract assets	204,516	253,005
Inventories	70,827	98,324
Income tax receivable	724	3,168
Other current assets	38,462	31,991
Total current assets	1,265,506	1,258,293

Property and equipment, net	288,292	376,610
Operating lease right-of-use assets	65,912	69,596
Goodwill and other intangible assets, net	396,976	465,694
Other	48,378	47,438
Total non-current assets	799,558	959,338
Total assets	$2,065,064	$2,217,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$183,679	$119,612
Current portion of debt	78,121	22,500
Contract liabilities	16,412	16,332
Accrued insurance claims	43,623	38,881
Operating lease liabilities	26,075	26,581
Income taxes payable	8,413	344
Other accrued liabilities	107,392	98,775
Total current liabilities	463,715	323,025

Long-term debt	490,000	844,401
Accrued insurance claims - non-current	67,195	56,026
Operating lease liabilities - non-current	40,327	43,606
Deferred tax liabilities, net - non-current	55,360	75,527
Other liabilities	35,343	6,442
Total liabilities	1,151,940	1,349,027

Total stockholders’ equity	913,124	868,604
Total liabilities and stockholders’ equity	$2,065,064	$2,217,631

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019
Contract revenues	$810,256	$884,115	$2,448,500	$2,602,079

Costs of earned revenues, excluding depreciation and amortization[1]	658,355	724,378	1,996,514	2,146,527
General and administrative[2,3]	62,628	69,875	195,871	193,613
Depreciation and amortization	42,313	47,356	132,313	140,941
Goodwill impairment charge[4]	—	—	53,264	—
Total	763,296	841,609	2,377,962	2,481,081

Interest expense, net[5]	(4,710)	(13,128)	(25,020)	(38,239)
Gain on debt extinguishment[6]	—	—	12,046	—
Other income, net	3,708	1,407	7,921	11,111
Income before income taxes	45,958	30,785	65,485	93,870

Provision for income taxes[7]	12,032	6,556	26,953	25,466

Net income	$33,926	$24,229	$38,532	$68,404

Earnings per common share:

Basic earnings per common share	$1.06	$0.77	$1.21	$2.17

Diluted earnings per common share	$1.05	$0.76	$1.20	$2.15

Shares used in computing earnings per common share:
Basic	31,878,583	31,502,543	31,744,199	31,480,759

Diluted	32,425,300	31,826,845	32,106,661	31,811,505

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND DECLINE %’s

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Decline %	Non-GAAP - Organic Decline %
Quarter Ended October 24, 2020	$810,256	$(8,894)	$801,362	(8.4)%	(9.4)%

Quarter Ended October 26, 2019	$884,115	$—	$884,115

Nine Months Ended October 24, 2020	$2,448,500	$(8,894)	$2,439,606	(5.9)%	(6.1)%

Nine Months Ended October 26, 2019	$2,602,079	$(4,716)	$2,597,363

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$33,926	$24,229	$38,532	$68,404
Interest expense, net	4,710	13,128	25,020	38,239
Provision for income taxes	12,032	6,556	26,953	25,466
Depreciation and amortization	42,313	47,356	132,313	140,941
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	92,981	91,269	222,818	273,050
Gain on sale of fixed assets	(4,001)	(2,241)	(9,207)	(13,785)
Stock-based compensation expense	3,796	2,694	10,490	8,450
Goodwill impairment charge[4]	—	—	53,264	—
Gain on debt extinguishment[6]	—	—	(12,046)	—
Charge for warranty costs[1]	—	—	—	8,200
Recovery of previously reserved accounts receivable and contract assets[3]	—	—	—	(10,345)
Non-GAAP Adjusted EBITDA	$92,776	$91,722	$265,319	$265,570
Non-GAAP Adjusted EBITDA % of contract revenues	11.5%	10.4%	10.8%	10.2%

Non-GAAP Adjusted EBITDA, excluding contract modification[8]				$254,610
Non-GAAP Adjusted EBITDA, excluding contract modification % of contract revenues[8]				9.8%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$33,926	$24,229	$38,532	$68,404

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	643	5,068	6,732	15,016
Gain on debt extinguishment[6]	—	—	(12,046)	—
Goodwill impairment charge[4]	—	—	53,264	—
Charge for warranty costs[1]	—	—	—	8,200
Recovery of previously reserved accounts receivable and contract assets[3]	—	—	—	(10,345)

Tax Adjustments:
Tax impact of the vesting and exercise of share-based awards	(33)	163	(241)	801
Tax effect from net operating loss carryback under enacted CARES Act[7]	—	—	(2,631)	—
Tax impact related to previous tax year filing	—	—	—	1,092
Tax impact of pre-tax adjustments	(177)	(1,394)	113	(3,540)
Total adjustments, net of tax	433	3,837	45,191	11,224

Non-GAAP Adjusted Net Income	$34,359	$28,066	$83,723	$79,628

Non-GAAP Adjusted Net Income, excluding contract modification[8]				$72,378

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$1.05	$0.76	$1.20	$2.15
Total adjustments, net of tax	0.01	0.12	1.41	0.35
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.06	$0.88	$2.61	$2.50

Non-GAAP Adjusted Diluted Earnings per Common Share, excluding contract modification[8]				$2.28

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	32,425,300	31,826,845	32,106,661	31,811,505

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue (decline) growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic (decline) growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding long-term debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Goodwill impairment charge - The Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Gain on debt extinguishment - During the nine months ended October 24, 2020, the Company recognized a gain on debt extinguishment of $12.0 million in connection with its purchase of $401.7 million aggregate principal amount of Notes for $371.4 million, including interest and fees. Management believes excluding the gain on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Charge for warranty costs - During the nine month ended October 26, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•Recovery of previously reserved accounts receivable and contract assets - During the nine months ended October 26, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•Tax effect from a net operating loss carryback under enacted CARES Act - For the nine months ended October 24, 2020, the Company recognized an income tax benefit of $2.6 million during the first quarter from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of previous tax year filing - During the nine months ended October 26, 2019, the Company recognized an income tax expense of $1.1 million on a previous tax year filing. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 During the nine months ended October 26, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods.
2 Includes stock-based compensation expense of $3.8 million and $2.7 million for the quarters ended October 24, 2020 and October 26, 2019, respectively, and $10.5 million and $8.5 million for the nine months ended October 24, 2020 and October 26, 2019, respectively.
3 During the nine months ended October 26, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer.
4 The Company incurred a goodwill impairment charge of $53.3 million during the nine months ended October 24, 2020 for a reporting unit that performs installation services inside third party premises.
5 Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of $0.6 million and $5.1 million for the quarters ended October 24, 2020 and October 26, 2019, respectively, and $6.7 million and $15.0 million for the nine months ended October 24, 2020 and October 26, 2019, respectively.
6 During the nine months ended October 24, 2020, the Company purchased $401.7 million aggregate principal amount of its Notes for $371.4 million, including interest and fees. The purchase price was allocated between the debt and equity components of the Notes. Based on the net carrying amount of the Notes, the Company recognized a net gain on debt extinguishment of $12.0 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the Notes.
7 For the quarter and nine months ended October 24, 2020, the provision for income taxes includes less than $0.1 million and $0.2 million, respectively, of income tax benefit for the vesting and exercise of share-based awards. Additionally, for the nine months ended October 24, 2020, the Company recognized an income tax benefit of $2.6 million during the first quarter from a net operating loss carryback under the enacted CARES Act. For the quarter and nine months ended October 26, 2019, the provision for income taxes includes $0.2 million and $0.8 million, respectively, of income tax expense for the vesting and exercise of share-based awards. Additionally, for the nine months ended October 26, 2019, the provision for income taxes includes $1.1 million of income tax expense related to a previous tax year filing.
8 During the nine months ended October 26, 2019, the Company entered into a contract modification in the second quarter that increased revenue produced by a large customer program. As a result, the Company recognized $11.8 million of contract revenues for services performed in prior periods, $0.8 million of related performance-based compensation expense, and $1.0 million of stock-based compensation. On an after-tax basis, these items contributed approximately $7.3 million to net income, or $0.23 per common share diluted, for the nine months ended October 26, 2019. These amounts are excluded from the calculations of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share for the nine months ended October 26, 2019.